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Bradley Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

Costa Brava Partnership III L.P.
Roark, Rearden & Hamot, LLC
Roark, Rearden & Hamot Capital Management, LLC
Seth W. Hamot
Douglas E. Linton
John S. Ross

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          On October 6, 2006, Costa Brava Partnership III L.P. issued a press release with respect to Bradley Pharmaceuticals, Inc.  A copy of the press release is filed herewith as Exhibit 1.

COSTA BRAVA PARTNERSHIP III L.P., ROARK, REARDEN & HAMOT, LLC, ROARK, REARDEN & HAMOT CAPITAL MANAGEMENT, LLC, SETH W. HAMOT, DOUGLAS E. LINTON AND JOHN S. ROSS (COLLECTIVELY, THE “PARTICIPANTS”) FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON SEPTEMBER 29, 2006, TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AND CERTAIN BUSINESS PROPOSALS FOR USE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF BRADLEY PHARMACEUTICALS, INC.  INFORMATION RELATING TO THE PARTICIPANTS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC.

STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

THE DEFINITIVE PROXY STATEMENT, FORM OF PROXY AND OTHER PROXY MATERIALS ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

Exhibit 1

PRESS RELEASE

Contact:
MacKenzie Partners, Inc.
Larry Dennedy: 212-929-5239

Costa Brava Poses Questions for the CEO and Chairman of
the Board of Bradley Pharmaceuticals, Inc.

Boston, MA – October 6, 2006 – Today, Costa Brava Partnership III L.P. released the following open letter to Bradley Pharmaceuticals, Inc. (NYSE: BDY) shareholders:

October 6, 2006

Dear Fellow Shareholders:

Costa Brava Partnership III L.P. is the largest holder of the outstanding common stock of Bradley Pharmaceuticals, Inc. (the “Company” or “Bradley”).  A pattern of poor corporate governance at the Company led us to nominate three candidates for Bradley’s Board of Directors.  We are not asking for control.  We are asking for a voice – a voice for ALL public shareholders – to insist on change and help the Company maximize shareholder value.

Dan Glassman and the Company will ask for your help to squelch this voice – a voice for the public shareholders.  When they come calling, ask them these questions:

1.   Product Returns.  Product returns have been trending up significantly for the past ten quarters, and now make up almost 20% of gross sales.  What products are being returned and why?  Specifically, when were these products sold initially, to whom, and who is shipping them back to Bradley and why?  How can shareholders rely on quarterly sales figures when subsequent returns exceed reserves?

Follow up:  What are the specific procedures Bradley has implemented to reduce product returns in the future, and bring more stability to quarterly net revenue generation?

2.   Reserves.  We noticed in section 1.2 of the Amendment to the Credit Agreement included in the Company’s Form 8-K filed on September 28, 2006 that the Administrative Agent is unwilling to include any non-cash reductions in reserves for the calculation of “Consolidated EBITDA” for the third quarter of 2006?  What was the reason for this provision?

3.   Financial Statements.  Exactly what were the steps taken or the procedures implemented during the long delayed preparation of the 2004 and 2005 filings on Form 10-K to ensure that financial controls were sufficient for the production of timely and accurate filings at the SEC?

Follow up:  The failure of which of those procedures resulted in the restatement of the first quarter 2005 Form 10-Q on July 19, 2006?

4.   Corporate Governance.  Bradley’s largest shareholder recently nominated three directors for an eight member Board of Directors.  Even if these three nominees are elected, your family will maintain its control of the Board through its ability to nominate the other five directors.  Why are you wasting corporate assets (both time and money) to deny the public shareholders independent representation?  Given the deterioration in shareholder value over the past twenty-four months and the abysmal corporate governance rating from Institutional Shareholder Services, Costa Brava’s request for representation seems plausible.  Given the fact that your Class B shares allow you to elect a majority of the directors, why the fight?

5.   Concentration of Power.  The Company, in its filings, has stated that combining the CEO and COB roles at Bradley promotes stability.  Why is preserving the status quo a good thing?  And how would either the hiring of a successful, experienced, professional chief executive or the appointment of an independent Chairman of the Board bring instability to management?

Follow up:  Bradley’s August 29, 2006 press release was entitled “Bradley Pharmaceuticals Continues Strengthening Corporate Governance With New Nominees for Board Of Directors.”  Besides replacing your wife on the Board, what other specific steps has the Company taken to strengthen corporate governance?

6.   Related Party Transactions.  In Bradley’s proxy statement, the Company claims that the Board is committed “to fostering independence” and “avoiding conflicts of interest.”  Yet the Company pays one of your affiliates over half a million dollars in rental income.  Can you demonstrate that this lease was equivalent to an arms-length transaction at market rates?  Isn’t this transaction the definition of a conflict of interest?

7.   Executive Compensation.  Mr. Glassman, you repeatedly refer to an effort to better align the Company with shareholder interests.  Yet in 2005, at the end of a year in which shareholders lost almost half of the value of their shares, the Company entered into multi-year employment agreements with senior management, including you and your son.  How does this type of action fit with your plan to better align the Company with shareholder interests?  Wouldn’t performance-based compensation be in the interests of shareholders more than the current arrangements?  Isn’t your control over your son’s compensation a conflict of interest?

Follow up:  There is a pattern of executive compensation being out of step with shareholder interests and Company performance.  From 2003 to 2005, as stockholder value deteriorated and net income plummeted by 53%, the Board increased your guaranteed salary by 48% and hiked the guaranteed salaries of other senior managers:  Bradley Glassman, 34%; Alan Goldstein, 54%; Ralph Landau, 44%; and Brent Lenczycki, 64%.  How do you justify such dramatic increases at a time of material weaknesses in financial controls, an ongoing SEC investigation, and when operating expenses increased from 54.2% of net sales in 2003 to 71.4% of net sales in 2005?

And how do you justify showering senior management with 440,000 stock options in 2005, given the deterioration of shareholder value and net income?

8.   Director Compensation.  Based on disclosure on the Page 31 of the Company’s proxy statement under the heading “Compensation of Directors,” director Kriegsman in 2005 alone was paid in excess of $300,000 in fees – almost as much as his salary for his full-time employment as President and Chief Executive Officer of CytRx Corporation, also a public company.  Mr. Kriegsman, a director, was paid more than any Company employee other than you, Mr. Glassman.  We realize that such payments are legal, and that under NYSE rules Kriegsman may still be described as “independent,” but how does a $300,000 payday promote true independence?  This is especially true in the case of Mr. Kriegsman, to whom the Bradley paid a monthly consulting fee from June 2003 through November 2004, plus success fees on any new business opportunities first introduced to the Company by Mr. Kriegsman.  With the history of Mr. Kriegsman benefiting from these consulting fees, success fees and large director fees, how can shareholders rely on Mr. Kriegsman to be an independent voice for public shareholders?

Follow up:  Were Mr. Kriegsman’s services really worth more than any other employee of the Company, including the CFO, the very person with the substantive accounting and financial responsibility for Bradley’s financial restatements?

Dan Glassman and the Company will answer these questions with vague promises about how they will behave better in the future.  Do you trust their promises?  Four years ago Dan Glassman promised shareholders a commitment to the highest standards of corporate governance.  He delivered the lowest – in 2006 the Company received a corporate governance rating in the bottom 3% of all S&P 600 companies.  Bradley is good at making promises, but their promises are empty.

PROTECT YOUR INVESTMENT IN BRADLEY

VOTE FOR OUR NOMINEES
ON THE BLUE PROXY CARD YOU WILL RECEIVE IN THE MAIL

Our nominees, Douglas E. Linton, John S. Ross and Seth W. Hamot, are truly independent and have no financial interest in Bradley other than holdings of Bradley shares.  Support these candidates and send a message to Bradley that you want your voice heard.

IT’S TIME TO GIVE ALL STOCKHOLDERS A VOICE

VOTE FOR OUR NOMINEES
ON THE BLUE PROXY CARD YOU WILL RECEIVE IN THE MAIL

With your support, we believe that we can help reverse the continuing decline in Bradley’s performance.  We have mailed stockholders a copy of our Definitive Proxy Statement filed with the United States Securities and Exchange Commission on September 29, 2006 and a BLUE proxy card that can be used to elect our independent director nominees.  We urge you not to return any proxy card sent to you by the Company or its Board of Directors and to vote only the BLUE proxy card you receive in the mail.

          If you have any questions about our campaign, we encourage you to call our proxy solicitors, MacKenzie Partners, Inc., Toll-Free at 800-322-2885 or 212-929-5500 (call collect) or you may email your questions to savebradley@mackenziepartners.com.

          We would like to thank you in advance for your support and we look forward to speaking with many of our fellow stockholders in the weeks ahead.

Sincerely,

COSTA BRAVA PARTNERSHIP III L.P.

COSTA BRAVA PARTNERSHIP III L.P., ROARK, REARDEN & HAMOT, LLC, ROARK, REARDEN & HAMOT CAPITAL MANAGEMENT, LLC, SETH W. HAMOT, DOUGLAS E. LINTON AND JOHN S. ROSS (COLLECTIVELY, THE “PARTICIPANTS”) FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON SEPTEMBER 29, 2006, TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AND CERTAIN BUSINESS PROPOSALS FOR USE AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS OF BRADLEY PHARMACEUTICALS, INC.  INFORMATION RELATING TO THE PARTICIPANTS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC.

STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

THE DEFINITIVE PROXY STATEMENT, FORM OF PROXY AND OTHER PROXY MATERIALS ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.